Exhibit 10.9

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of this 1st day of January, 2017 (the “Effective Date”) by and between Harry Fisch, M.D., FACS, an individual residing at 30 Springdale Road, Scarsdale, NY 10583 (the "Consultant") and The Female Health Company, a Wisconsin corporation d/b/a Veru Healthcare with its corporate headquarters at 4400 Biscayne Blvd., Suite 888, Miami FL 33137 (the "Company").

Recitals

A. The Company is engaged in, among other things, the commercialization and development of proprietary pharmaceuticals, medical devices and Monograph health products (the “Products”).
B. Consultant a foremost expert on reproductive health and the STD epidemic. Consultant has had numerous academic and clinical appointments as well as a significant media presence.

C. Subject to the terms and conditions of this Agreement, the Company desires to engage the services of the Consultant, and the Consultant desires to consult with the Company.  Consultant will provide consulting services regarding a variety of subjects including medical affairs, marketing and sales, effective go-to-market and media and other promotion of the Company’s Products.

Agreement

In consideration of the Recitals and the mutual covenants contained in this Agreement the Company and the Consultant agree as set forth below.

1. Definitions. In addition to terms defined elsewhere in this Agreement, when used in this Agreement the terms set forth below shall have the meanings indicated.

“Affiliate” means any Person which controls, is controlled by or is under common control with the Company.  The term “control” means the ownership, directly or indirectly, of more than 50 percent of the voting stock or equity interest of the subject Person.

“Effective Date” means January 1st, 2017.

“Person” means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

“Term” means the period during which this Agreement is in effect.

2. Engagement.  The Company engages the Consultant to provide consulting services to the Company, and the Consultant accepts such engagement, upon the terms and subject to the conditions set forth in this Agreement.

3. Term.  The term of the Consultant’s engagement pursuant to this Agreement shall commence on the date hereof and continue until the earlier of:  (i) a period of twelve months (subject to earlier termination in accordance with the provisions of Section 12 from the date hereof; or (ii) until such time as Consultant is appointed an Officer of the Company by the Company’s Board of Directors. The term shall automatically renew for additional six month periods unless the Agreement is otherwise terminated in accordance with Section 12 prior to any given expiration date.

4. Duties. During the term of this Agreement, the Consultant shall consult with representatives of the Company and its Affiliates concerning among other things:

(a) effective go-to-market and media and other promotion of the Company’s Products; and
(b) such other mutually agreed upon matters as the Company may reasonably request from time to time.

The Consultant’s contact at the Company shall be the Company’s CEO and President, and such other persons as he may designate from time to time by notice to the Consultant.  In providing services to the Company, the Consultant shall use Consultant’s best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform the duties under this Agreement. Consultant shall dedicate his working time and attention during the term in order to perform the services.

5. Compensation.  As the sole compensation for the performance of services under this Agreement and the Consultant’s observance and performance of all of the provisions of this Agreement, the Consultant will be compensated at rate of $15,000 per month with Consultant committing to devote at least twenty (20) hours per week exclusively to Company business.

6. Reimbursement of Expenses.  All travel plans and expenses must be approved in advance by the Company.  Upon submission of proper supporting documentation and in specific accordance with such guidelines as may be established from time to time by the Company, the Consultant shall be reimbursed by the Company for reasonable expenses actually and necessarily incurred by the Consultant on behalf of the Company in connection with the performance of services requested by Company under this Agreement.  A copy of the expense report and supporting documentation should be faxed to the individual designated by the Company and the original expense reports and supporting documentation should be sent by mail or hand delivered to the Company.

7. Representations of Consultant; Compliance with Law.

(a) The Consultant represents and warrants that: (a) Consultant is not a party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to existing or previous employment containing confidentiality or noncompete covenants, which in the now or in the future could interfere with the performance by the Consultant of the services under this Agreement or to the knowledge of the Consultant may have a possibility of adversely affecting the business of the Company; and (b) to the knowledge of the consultant none of the data or information to be provided to Company by Consultant will violate any patent or other intellectual property right of any Person.

(b) At all times throughout the duration of the Agreement, Consultant agrees to perform his duties hereunder in accordance with all applicable laws, rules and regulations, including but not limited to, the Foreign Corrupt Practices Act of 1977 and its subsequent amendments.  Consultant expressly agrees and acknowledges that he will not, and shall not, permit any agent or representative to, directly or indirectly, offer, pay, promise to pay or authorize the payment of money or anything of value to any governmental official, representative, entity or person, for the purpose of influencing such persons' decisions or actions regarding the Company or its business activities.

8. Confidentiality.

(a) Confidential Information.  The Consultant acknowledges that (1) as a result of Consultant’s engagement under this Agreement, the Consultant will obtain knowledge of, and access to, proprietary and confidential information of the Company and its Affiliates, including, without limitation, inventions, discoveries, trade secrets, know-how, technical information, systems, processes, methods, designs, manufacturing practices, specifications, models, formulae, prototypes, samples, laboratory and clinical testing results, compounds financial and marketing information, business plans, the identity of customers and suppliers, and the identity of products under development, (collectively, the “Confidential Information”), (2) such information, even though it may be contributed, developed or acquired by the Consultant, constitutes valuable, special and unique assets of the Company developed at significant expense which are the exclusive property of the Company, (3) the restrictions on disclosure and use of Confidential Information set forth below are reasonable and necessary to protect the Company and its Affiliates and are not unreasonably restrictive of any personal rights, and (4) the Company would not enter into this Agreement without the assurance that all Confidential Information will be used for the exclusive benefit of the Company.

Accordingly, the Consultant shall not, at any time, either during or subsequent to the Term (A) use the Confidential Information, except in the performance of services under this Agreement, and (B) disclose to any Person, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company and its Affiliates and other responsible persons who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company; provided that the foregoing restrictions on use and disclosure shall not apply to any Confidential Information which:  (i) at the time of disclosure can be demonstrated to be already known to Consultant as evidenced by written documents in the Consultant’s possession, unless such Confidential Information was obtained in connection with the Consultant’s prior service to the Company or is the subject of another confidentiality agreement with or other obligation of secrecy to the Company or another Person; (ii) at the time of disclosure or subsequent thereto is generally available to the public other than by an act or omission on the part of Consultant; (iii) is acquired from or made available by a third Person that is not bound by a confidentiality agreement with or other obligation of secrecy to the Company or another Person; or (iv) is required to be disclosed pursuant to an order of a court or governmental authority, provided that the Consultant gives the Company prompt written notice of any such requirement so that the Company may seek a protective order or other appropriate remedy and Consultant cooperates with the Company in obtaining such an order or other appropriate remedy at no cost to the Consultant.

(b) Return of Confidential Information.  Upon the termination of Consultant’s engagement by the Company, the Consultant shall promptly deliver to the Company all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials relating to the Company’s business, including without limitation any materials incorporating Confidential Information, which are in the Consultant’s possession or control, except that which is legally required to properly keep record of the work that the Consultant has performed for the Company, provided that Consultant shall remain subject to all confidentiality obligations provided herein.

9. New Discoveries.  Any and all inventions, discoveries and technical data (whether patentable or not), or the use or preparation thereof (i) resulting from or arising in connection with Consultant’s services for the Company hereunder, and (ii) conceived, reduced to practice, or advanced by Consultant during the Term of this Agreement or during Consultant’s prior service to the Company, and which relate to the Products upon which Consultant has rendered services to the Company or its Affiliates hereunder or under any research or other agreement, whether performed by or on behalf of Consultant or the Company, shall be the sole and exclusive property of the Company.  Consultant shall promptly disclose to the Company any and all of such inventions, discoveries and technical data becoming known to Consultant as a result of or related to the performance of the duties hereunder and shall furnish to the Company in writing all relevant information with respect thereto.  At the request of the Company, Consultant shall (i) execute, without charge to the Company, irrevocable assignments to the Company or its nominees, of Consultant’s entire right, title and interest in and to such inventions, discoveries and technical data throughout the world, including, without limitation, all patent applications and patents relating thereto and all right to file, obtain and maintain such applications and patents, (ii) execute, without charge to the Company, any and all other documents necessary or desirable to permit the Company to file and maintain such patent applications and patents, and (iii) assist the Company in securing, defending and enforcing such rights.  Consultant hereby binds not only itself, but its successors and assigns to execute all such documents and instruments and to do all acts which may be necessary or required by the Company to perfect title to said inventions, discoveries and patents in the Company, its successors and assigns.  The provisions of this section shall survive the expiration or earlier termination of this Agreement for a period of five (5) years.

10. Remedies.  The restrictions set forth in Sections 8 and 9 are considered by the parties to be reasonable for the purposes of protecting the value of the business of the Company.  The Consultant acknowledges that compliance by Consultant with the restrictions set forth in Sections 8 and 9 will not prevent Consultant from earning a livelihood.  The Consultant acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Sections 8 or 9.  Accordingly, the Consultant agrees that, in addition to any other remedies available to the Company, the Company shall be entitled to injunctive and other equitable relief to secure the enforcement of these provisions, and shall be entitled to receive reimbursement from the Consultant for all attorneys’ fees and expenses incurred by the Company in enforcing these provisions, should the Company prevail.  It is the desire and intent of the parties that the provisions of Sections 8 and 9 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought.

11. Conflicts of Interest.  The Consultant covenants and agrees that during the term of this Agreement, he will not have any relationship with any Person which could create a conflict of interest between the Consultant on the one hand and the Company or any of its Affiliates on the other.

12. Termination. This Agreement may be terminated upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 12.
(a) Death. This Agreement will terminate immediately and automatically upon the death of the Consultant.

(b) Disability.  This Agreement may be terminated at the Company’s option, immediately upon notice to the Consultant, if the Consultant shall suffer a permanent disability.  For the purposes of this Agreement, the term “permanent disability” shall mean the Consultant’s inability to perform its duties under this Agreement for a period of 90 consecutive days or for an aggregate of 120 days, whether or not consecutive, in any twelve-month period (the “Disability Period”), due to illness, accident or any other physical or mental incapacity, as reasonably determined in good faith by the Company.

(c) Cause.  This Agreement may be terminated at the Company’s option, immediately upon notice to the Consultant, upon: (i) breach by the Consultant of any material provision of this Agreement; (ii) negligence or willful misconduct of the Consultant in connection with the performance of its duties under this Agreement; (iii) fraud, criminal conduct (as evidenced by the filing of any criminal action against the Consultant) or embezzlement by the Consultant; or (iv) Consultant’s misappropriation for personal use of assets or business opportunities of the Company.

(d) Without Cause. This Agreement may be terminated by the Company or the Consultant without Cause upon notice to the other party.

(e) Effect of Termination.  In the event of any termination under this Section 12, the Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Consultant from and after the date of the termination, other than payments or benefits accrued and due and payable to it prior to the date of the termination.

13. Miscellaneous.
(a) Survival. The provisions of Sections 8, 9, 10, 11, 12, and 13 shall survive the termination of this Agreement.

(b) Entire Agreement.  This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.  The provisions of this Agreement shall be in addition to, and shall not be deemed to diminish or have any impact upon, any noncompetition, nonsolicitation or confidentiality provisions to which the Consultant has agreed to with the Company or its Affiliates prior to the date hereof.

(c) Modification.  This Agreement may not be modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

(d) Waiver.  Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party’s right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

(e) Successors and Assigns. Consultant shall not have the right to assign this Agreement or any rights or obligations hereunder without the consent of the Company.

(f) Additional Acts.  The Consultant and the Company each agrees to execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

(g) Communications.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed; provided, however, that any notice of change of address shall be effective only upon receipt.

To the Company:

Veru Healthcare

4400 Biscayne Blvd, Suite 888

Miami, FL 33137

Attn:  SVP Corp. Dev. & Legal

To the Consultant:

Harry Fisch, MD, FACS

30 Springdale Road

Scarsdale, NY 10583

(h) Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

(i) Governing Law. This Agreement shall be governed by the laws of the State of Florida, without regard to the conflicts of law principles thereof.

(j) Jurisdiction; Venue.  This Agreement shall be subject to the exclusive jurisdiction of the courts of Miami-Dade County, Florida.  Any breach of any provision of this Agreement shall be deemed to be a breach occurring in the State of Florida by virtue of a failure to perform an act required to be performed in the State of Florida, and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts of Miami-Dade County, Florida for the purpose of resolving any disputes among them relating to this Agreement or the transactions contemplated by this Agreement.  The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Miami-Dade County, Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Miami-Dade County, Florida has been brought in an inconvenient forum.

(k) Independent Contractor.  The parties intend that the relationship of the Consultant to the Company be that of an independent contractor.  Accordingly, except as otherwise required by law, payments to the Consultant shall be made free of withholding for federal, state and local taxes, including without limitation social security taxes, income taxes, and unemployment compensation taxes.  The Consultant shall be responsible for all federal, state and local taxes relating to amounts received by it under this Agreement.  The Company shall not obtain workers compensation insurance, disability insurance coverage of whatever nature and any other insurance.  Because Consultant is an independent contractor, Consultant is not eligible for, nor entitled to, and shall not participate in, any of the Company’s benefits, including without limitation, pension, bonus and profit sharing plans, health insurance, life insurance, paid vacation, paid holidays, sick leave and disability insurance coverage.  Consultant shall have no right or authorization, express or implied, to assume or create any obligation on behalf of the Company.

(l) Publication.  Consultant agrees that Consultant will not publish any manuscript or other written document based upon information or data resulting from its performance of services hereunder for the Company, without the prior written consent of the Company.

(m) Indemnification.  Consultant hereby agrees to indemnify and hold harmless Company and its directors, officers, employees and agents from, against and in respect of, the full amount established in a final judgment issued by a court of competent jurisdiction (and which is not the subject of a pending appeal) of all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, arising from, in connection with, or incident to any breach or violation of any of the representations, warranties, covenants or agreements of Consultant contained in this Agreement; and (ii) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

(n) Acknowledgement and Attorney Review.  CONSULTANT FURTHER STATES THAT IT HAS CAREFULLY READ THIS AGREEMENT, IT HAS BEEN FULLY EXPLAINED TO IT, THAT IT HAS HAD THE OPPORTUNITY TO, HAS BEEN URGED BY THE COMPANY TO, AND HAS HAD THE AGREEMENT REVIEWED BY AN ATTORNEY, THAT IT FULLY UNDERSTANDS ITS FINAL AND BINDING EFFECT, THAT THE ONLY PROMISES MADE TO IT TO SIGN THE AGREEMENT ARE THOSE STATED IN THE AGREEMENT, AND THAT IT IS SIGNING THIS AGREEMENT VOLUNTARILY.

[Signatures on following page]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date set forth above.

THE FEMALE HEALTH COMPANY

d/b/a VERU HEALTHCARE

By:   /s/ Mitchell S. Steiner

Mitchell S. Steiner, MD, FACS

CEO and President

CONSULTANT

By:   /s/ Harry Fisch

Harry Fisch, MD, FACS

30 Springdale Road

Scarsdale, NY 10583